Exhibit 23

- Consent of Independent Registered Public Accounting Firm -

Audit Committee of the Board of Directors and the Stockholders

First Community Bancshares, Inc.

We consent to the incorporation by reference in the registration statements pertaining to the 2012 Omnibus Equity Compensation Plan (Form S-8, No. 333-183057); the 2011 Convertible Preferred Shares (Form S-3, No. 333-175262); the 2004 Omnibus Stock Option Plan (Form S-8, No. 333-120376); the 2001 Directors Stock Option Plan (Form S-8, No. 333-75222); the 1999 Stock Option Plan (Form S-8, 333-31338); the Employee Stock Ownership and Savings Plan (Form S-8, No. 333-63865); and the TriStone Community Bank Employee and Director Stock Option Plans (Form S-8, No. 333-161473) of First Community Bancshares, Inc. and Subsidiaries (the “Company”) of our reports dated March 3, 2017, with respect to the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting, which reports appear in the Company’s 2016 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Asheville, North Carolina
March 3, 2017